UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Phoenix Plus Corp.

(Exact name of registrant as specified in its charter)

Date: December 20, 2019

Nevada	4931	61-1907981
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

17/F, THE WORKSTATION, 43-45, LYNDHURST TERRACE,

CENTRAL, HONG KONG

Issuer's telephone number: +852 8120 0914

Company email:  phoenixplusinfos@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Please send copies of all correspondence to:

V FINANCIAL GROUP, INC.

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	92,140,875	$1.00	92,140,875	11,167.47

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

PHOENIX PLUS CORP.

92,140,875 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Phoenix Plus Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Phoenix Plus Corp.” are offering 30,000,000 shares of our common stock and our selling shareholders are offering 62,140,875 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Fong Teck Kheong. Mr. Fong Teck Kheong is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 30,000,000 shares being offered herein by the Company. Mr. Fong Teck Kheong will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $1.00 for the duration of the Offering. Assuming all of the 30,000,000 shares being offered by the Company are sold, the Company will receive $30,000,000 in net proceeds. Assuming 22,500,000 shares (75%) being offered by the Company are sold, the Company will receive $22,500,000 in net proceeds. Assuming 15,000,000 shares (50%) being offered by the Company are sold, the Company will receive $15,000,000 in net proceeds. Assuming 7,500,000 shares (25%) being offered by the Company are sold, the Company will receive $7,500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Fong Teck Kheong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal account, and those on behalf of entities he is a significant shareholder of. A conflict of interest may arise between Mr. Fong’s interest in selling shares for his own account(s), direct or indirect, and in selling shares on the Company’s behalf. Regarding the sale of Mr. Fong’s shares, directly held by him in his name, or indirectly through entities he is a significant shareholder of, they will be sold at a fixed price of $1.00 for the duration of the offering.

The Company estimates the costs of this offering at about $52,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through December 20, 2020 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is December 20, 2019.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Phoenix,” “Phoenix Plus,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Phoenix Plus Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending July 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Phoenix Plus Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on November 5, 2018.

On November 5, 2018, Mr. Fong Teck Kheong was appointed as Chief Executive Officer, President, Secretary, Treasurer and sole member of our Board of Directors.

On March 18, 2019, we, “the Company” acquired 100% of the equity interests in Phoenix Plus Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia, from Mr. Fong Teck Kheong, our Officer and Director in consideration of $100.

On June 1, 2019 Mr. Kong Kok King was appointed Chief Technology Officer of the Company.

On July 25, 2019, Phoenix Plus Corp., the Malaysia Company, acquired Phoenix Plus International Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong, from Mr. Fong Teck Kheong, our Officer and Director in consideration of HK$1.

We operate through Phoenix Plus International Limited, the Hong Kong Company.

Phoenix Plus International Limited, the Hong Kong Company, is engaged in providing technical consultancy on solar power systems and consultancy on green energy solutions, with an additional focus on the commercialization of a targeted portfolio of solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power production.

We currently operate in and intend to continue to operate in the geographic area of Malaysia, whereas we supply agreement(s) with local government(s) to supply solar electric power products and technologies which directly convert sunlight into electricity. We are seeking to provide solar cells that have the highest conversion efficiency, a measurement of the amount of sunlight converted by the solar cell into electricity, available for the mass market.

We intend to focus our sales of solar products in regions where government incentives have accelerated solar power adoption.  In addition, we intend to develop and maintain “solar parks,” locations at which solar power is generated. The development and maintenance of solar parks requires a significant level of expertise and capital, which we currently do not possess.  We plan to obtain the expertise, either internally or through outsourcing, as well as obtain the capital necessary to complete develop and maintain solar parks from fundraising or alternative methods of financing we have yet to identify.

At this time, we operate through our wholly owned subsidiary, Phoenix Plus International Limited, a Hong Kong Company. Primary business activities are and are intended to be continued to be fulfilled primarily by Phoenix Plus International Limited.

We do not believe that the company is a blank check shell company because the company currently has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. At this time, the company’s officers and directors, any company promoters, and or their affiliates do not intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

We believe we need to raise $30,000,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 30,000,000 shares of our common stock and intend to use the proceeds from this offering to, but not limited to, fund day to day operations, develop solar parks, market our services, hire additional staff, and pay for ongoing reporting requirements. There is uncertainty that we will be able to sell any of the 30,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $52,000, are being paid for by the Company.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

Our Offering

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 331,917,500 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 92,140,875 shares. These shares represent 30,000,000 additional shares of common stock to be issued by us and 62,140,875 shares of common stock by our selling stockholders. We may endeavor to sell all 30,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Mr. Fong Teck Kheong will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to himself, or an entity he is a significant shareholder of, other than the Company, Phoenix Plus Corp., or a subsidiary of Phoenix Plus Corp.

Fong Teck Kheong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from his own personal account, and those on behalf of entities he is a significant shareholder of. A conflict of interest may arise between Mr. Fong’s interest in selling shares for his own account(s), direct or indirect, and in selling shares on the Company’s behalf. Regarding the sale of Mr. Fong’s shares, directly held by him in his name, or indirectly through entities he is a significant shareholder of, they will be sold at a fixed price of $1.00 for the duration of the offering.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

30,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	62,140,875 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	331,917,500 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	361,917,500 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for, but not limited to, funding day to day operations, marketing our services, hiring additional staff, and paying for ongoing reporting requirements.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission

, or (ii) the date on which all 92,140,875 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Mr. Fong Teck Kheong will sell the 30,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $52,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Mr. Fong will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since Mr. Fong is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Fong is going to sell shares on behalf of the Company in this offering. Mr. Fong will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Fong’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

We have limited operating history and face many of the risks and difficulties which are frequently encountered by company in the developmental stage.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our client base. In addition, we also face many of the risks and difficulties inherent in introducing our services. These risks include the ability to:

·	Develop a feasible and effective business plan;

·	Attract clients with great prospects;

·	Meet clients’ standards;

·	Implement advertising and marketing plans;

·	Attain client loyalty;

·	Maintain current strategic relationships and develop new strategic relationships;

·	Respond effectively to competitive pressures;

·	Continue to develop and upgrade our service; and

·	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to bring our service to the market place and society, which requires proper and organized planning of providing a platform that is able to offer viable business solution, growth model and corporate development to the members in order to assist in their companies’ growth and expansion as well as increase every member’s loyalty towards the Company. The results of our operations can also be affected by our ability to enhance our services or to deliver consistent high quality services to increase our competitive presence.

There is a shortage of semi-conductor grade silicon and the photovoltaic (PV) cells made from this material, upon which our proposed products may depend, that may constrain our revenue growth. The market for photovoltaic cells has increased recently and we expect these price increases to continue, which may further delay our profitability. Additionally, we may not have sufficient financial resources to take advantage of supply opportunities as they may arise.

Polysilicon is an essential raw material in the production of photovoltaic, or solar cells. Polysilicon is created by refining quartz or sand. Polysilicon is melted and grown into crystalline ingots by companies specializing in ingot growth. Manufacturers of solar cells procure silicon ingots from these suppliers on a contractual basis and then slice these ingots into wafers. They may also purchase wafers from third-party vendors.

There is currently an industry-wide shortage of polysilicon, which has resulted in significant price increases. We expect that the average price of polysilicon will continue to increase. Increases in polysilicon prices have in the past increased the manufacturing costs of solar cells. As demand for solar cells has increased, many of the manufacturers have announced plans to add additional manufacturing capacity. As this manufacturing capacity becomes operational, it will increase the demand for polysilicon and further exacerbate the current shortage. Polysilicon is also used in the semiconductor industry generally and any increase in demand from that sector will compound the shortage. The production of polysilicon is capital intensive and adding additional capacity requires significant lead time. While we are aware that several new facilities for the manufacture of polysilicon are under construction, we do not believe that the supply imbalance will be remedied in the near term. We expect that polysilicon demand will continue to outstrip supply throughout 2019 and potentially for a longer period.

The inability to obtain sufficient polysilicon, ingots or wafers at commercially reasonable prices or at all would adversely affect our ability to meet future customer demand for products that we acquire could impair our ability to enter this market.

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have relied entirely on equity financing from our shareholders to fund our operations. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

We currently have been generating operating losses, and we may never achieve profitability.

We have had and we expect to continue to have losses in the near term and will rely on capital funding or borrowings to fund our operations. To date, capital funding has been limited in amount. We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We will require additional capital in the future, which may not be available on terms acceptable to us, or at all.

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our offerings and market developments. We will to need to raise funds through public or private financings, strategic relationships or other arrangements. There can be no assurance that such funding, will be available on terms acceptable to us, or at all. Furthermore, any equity financing will be dilutive to existing stockholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. If funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of our existing capital stock. If adequate funds are not available on acceptable terms, we may not be able to continue operating, develop or enhance products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, operating results and financial condition.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire members. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst-case scenario, any revenue at all.

Our operating results will be subject to fluctuations and are inherently unpredictable; if we fail to meet the expectations of securities analysts or investors, our stock price may decline significantly.

Our quarterly revenue, if any, and operating results will be difficult to predict from quarter to quarter. It is possible that our operating results in some quarters will be below market expectations. Our quarterly operating results will be affected by a number of factors, including:

•	the average selling price of the solar cells that we purchase and panels and solar power systems;
•	the availability and pricing of raw materials, particularly polysilicon
•	the availability, pricing and timeliness of delivery of third-party sources products, raw materials and components, particularly solar panels and balance of systems components, including steel, necessary for solar power products to function
•	the rate and cost at which we are able to expand to meet customer demand, including costs and timing of adding personnel;
•	our ability to meet project completion schedules and the corresponding revenue impact under such contractual devises as percentage-of-completion method of recognizing revenue for projects which may apply;
•	construction cost overruns, including those associated with the introduction of new products;
•	timing, availability and changes in government incentive programs;
•	Labor shortages, expertise shortages, shipping and other factors causing business delays.
•	geopolitical turmoil within any of the countries in which we operate or sell products;
•	unplanned additional expenses such as manufacturing failures, defects or downtime;
•	the willingness of competing solar cell and panel suppliers to continue product sales to us;
•	the timing of new product or technology announcements or introductions by our competitors and other developments in the competitive environment;

We plan to base our planned operating expenses in part on our expectations of future revenue, and a significant portion of our expenses will be relatively fixed in the short term. If revenue for a particular quarter is lower than we expect, we likely will be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. This may cause us to miss analysts’ guidance or any future guidance announced by us. If we fail to meet or exceed analyst or investor expectations or our own future guidance, even by a small amount, our stock price could decline, perhaps substantially.

American investors may have difficulty enforcing services of process, enforcing judgments, and bringing original actions in foreign courts to enforce liabilities against our Company, Officers and Directors.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in Asia. In addition, our officers and directors are nationals and residents of a country other than the United States. As a result, it may be difficult for investors to effect service of process within the United States, or abroad, upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors, since our officers and directors are not residents in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong, Malaysia, or other Asian countries would recognize or enforce judgments of U.S. courts.

Our dependence on a limited number of third-party suppliers for finished materials could prevent us from delivering our proposed products that we purchase to our customers within required timeframes, which could result in order cancellations and substantial harm to our business.

We intend to purchase our products using materials and components procured from a limited number of third-party suppliers.  If we fail to establish or maintain our relationships with these suppliers, or to secure additional supply sources from other cell suppliers, we may be unable to provide our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes, and we may experience order cancellations and our business may fail. We currently do not have contracts with suppliers to allow us to commence sales, and may not be able to procure sufficient quantities of the materials and components necessary to manufacture our products on acceptable commercial terms or at all. To the extent the processes that our suppliers use to manufacture materials and components are proprietary; we may be unable to obtain comparable materials and components from alternative suppliers. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to purchase our products or increase their costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.  In order to obtain required supplies, we may need to make large inventory purchases on short notice, and prior to having purchase orders or deposits from our customers for product using the full amount of silicon required to be purchased. We may not have sufficient financial resources to make these purchases, which may exacerbate supply shortages.

The reduction or elimination of government and economic incentives could cause revenue to decline for Phoenix Plus Corp.

We believe that the near-term growth of the market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government and economic incentives. Because a portion of sales for Phoenix Plus Corp. are expected to involve the on-grid market, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of solar power exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, most notably Germany, Japan, Spain, Italy, Portugal, South Korea and the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. For example, Germany has been a strong supporter of solar power products and systems and political changes in Germany could result in significant reductions or eliminations of incentives, including the reduction of feed-in tariffs more rapidly than required by current law. Some solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Net metering and other operational policies in California, Japan or other markets could limit the amount of solar power installed there. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our products. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our products.

Due to the fact that a small number of existing shareholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, our sole officer and director will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future. Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our Company. We do not have any hedging arrangements to protect against such exchange rate exposures.

We lack risk management methods, our business, reputation and financial results may be adversely affected.

We currently do not have methods to identify, monitor and manage risks with respect to our incubator hub business model. If any of such risks were to materialize, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

If our Chief Executive Officer (CEO) and Chief Technical Officer (CTO) leaves the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of our CEO, Fong Teck Kheong, and CTO, Kong Kok King who are responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our CEO and CTO could have an adverse effect on our business, financial condition and results of operations. There is no assurance that they will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO and CTO could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third-party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

We face intense competition from other companies producing solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The mainstream power generation market and related product sectors are well established and we are competing with power generation from more traditional process that can generate power at lower costs than most renewable or environmentally driven processes.  Further, within the renewable power generation and technologies markets we face competition from other methods of producing renewable or environmentally positive power. Then, the solar power market itself is intensely competitive and rapidly evolving. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that produce solar power products, including BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors' greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

The demand for products requiring significant initial capital expenditures such as our solar power products and services are affected by general economic conditions.

The Malaysia and international economies have recently experienced a period of slowing economic growth. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued turmoil in the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar cells and solar power systems and new residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If the economic recovery slows down as a result of the recent economic, political and social turmoil, we may experience decreases in the demand for our solar power products, which may harm our operating results.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Phoenix Plus Corp. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for working capital, general corporate purposes, construction of our platform and the costs of continuing disclosure compliance.  Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Mr. Fong Teck Kheong, who will receive no commission. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

As the Company is only selling 30,000,000 of the 92,140,875 shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations will require significant additional funding due to the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officers and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $52,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

PHOENIX PLUS CORP.

CONSOLIDATED BALANCE SHEET

As of July 31, 2019

(Currency expressed in United States dollars (“US$”), except for number of shares)

(Audited)

As of
July 31 2019

ASSETS
Current assets
Subscription receivables	197,810
Trade receivables	10,204
Prepayment and deposits	3,277
Cash in bank	2,291,534
2,502,825

TOTAL ASSETS	2,502,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other payables and accrued liabilities	15,286
Amount due to related parties	6,464
Total current liabilities	21,750

Total liabilities	21,750

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized;
None issued and outstanding	-
Common stock, $0.0001 par value, 1,000,000,000 shares authorized
331,917,500 shares issued and outstanding
as of July 31, 2019.	33,192
Additional paid-in capital	2,463,308
Accumulated deficit	(15,425)
Total stockholders' Equity	2,481,075

TOTAL LIABILITIES AND STOCKHOLDERS’ FUND	2,502,825

PHOENIX PLUS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States dollars (“US$”), except for number of shares)

(Audited)

From Nov 5, 2018 to July 31, 2019

Revenue	10,204

Cost of revenue	-

Gross profit	10,204

Other revenue	14,421

Operating expenses:
General & administrative expenses	(101)
Other operating expenses	(39,949)

Loss from operations	(15,425)

Interest expense	-

Loss before income tax	(15,425)

Income tax expense	-

Net loss for the period	(15,425)

Other comprehensive loss:
- Foreign currency translation gain	-

Comprehensive loss	(15,425)

Net loss per share - Basic and diluted	(0.000)

Weighted average number of common shares outstanding
- Basic and diluted	152,852,884

PHOENIX PLUS CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

As of October 31, 2019 (Unaudited) and July 31, 2019 (Audited)

(Currency expressed in United States dollars (“US$”), except for number of shares)

	As of	As of
	October 31, 2019	July 31, 2019
	Unaudited	Audited
ASSETS
Current assets
Subscription receivables	-	197,810
Trade receivables	15,306	10,204
Prepayment and deposits	3,277	3,277
Cash in bank	2,104,417	2,291,534
Total current asset	2,123,000	2,502,825

Non-current assets
Property, plant and equipment, net	108,822	-
Operating lease right-of-use assets, net	23,801	-
TOTAL ASSETS	2,255,623	2,502,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other payables and accrued liabilities	14,763	15,286
Operating lease liabilities, current portion	13,352	-
Amount due to related parties	10,309	6,464
Total current liabilities	38,424	21,750

Operating lease liabilities, non-current	10,449	-
Total liabilities	48,873	21,750

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized;
None issued and outstanding
Common stock, $0.0001 par value, 1,000,000,000 shares authorized,
331,917,500 shares issued and outstanding
as of October 31, 2019 and July 31, 2019.	33,192	33,192
Additional paid-in capital	2,463,308	2,463,308
Accumulated deficit	(289,750)	(15,425)
Total stockholders' Equity	2,206,750	2,481,075

TOTAL LIABILITIES AND STOCKHOLDERS’ FUND	$2,255,623	$2,502,825

PHOENIX PLUS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States dollars (“US$”), except for number of shares)

Three month ended October 31, 2019
(Unaudited)

Revenue	15,306

Cost of revenue	(836)

Gross profit	14,470

Other revenue	3,021

Operating expenses:
Selling, general & administrative expenses	(144,038)
Other operating expenses	(147,778)

Loss from operations	(274,325)

Interest expense	-

Loss before income tax	(274,325)

Income tax expense	-

Net loss for the period	(274,325)

Other comprehensive loss:
- Foreign currency translation gain	-

Comprehensive loss	(274,325)

Net loss per share - Basic and diluted	(0.000)

- Basic and diluted	331,917,500

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of operations for the from November 5, 2018 to July 31, 2019

Revenues

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, the Company generated revenue of $10,204. The revenue generated was the result of services rendered to a client, whereas the Company provided consulting services in regard to a renewable energy project.

Cost of revenue

No cost of revenue was incurred for the period from November 5, 2018 (Date of Inception) to July 31, 2019, as consultancy services have been, thus far, provided by the CTO to clients at no cost to the Company.

Other Revenue

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, the Company generated other revenue in the amount of $14,421, which was the result of gains from foreign exchange rates during bank remittance transactions for the period.

General and Administrative Expenses

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, we had general and administrative expenses in the amount of $101 which were attributed to banking fees and related charges.

Other Operating Expense

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, the Company had $39,949 of other operating expenses, which were primarily comprised of rental fees, travelling expenses, professional fees and audit fees.

Net Loss

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, the Company has incurred a net loss of $15,425.

Liquidity and Capital Resources

As of July 31, 2019, we had cash and cash equivalents of $2,291,534. We expect increased levels of operating activities going forward, specifically, we estimate that we will require $ 700,000 over the course of the next 12 months. This capital will be allocated towards office renovation, marketing expenses, salaries, and administration expenses.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception November 5, 2018, to July 31, 2019, we have met these requirements primarily by means of sales of our common stock.

Cash Used in Operating Activities

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, net cash used in operating activities were $7,156 and were comprised of other payables and accrued liabilities, as well as funds provided by related parties of the Company.

Cash Provided from Financing Activities

For the period from November 5, 2018 (Date of Inception) to July 31, 2019, net cash provided by financing activities was 2,298,690 and was the result of monies collected from the sales of our common stock.

On November 5, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for initial working capital of $10.

On March 25, 2019, the Company issued 119,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for additional working capital of $11,990.

From March 28, 2019 to April 1, 2019, the Company issued 135,000,000 shares of restricted common stock to 5 parties, with a par value of $0.0001 per share, for total additional working capital of $13,500.

On April 1, 2019, the Company issued 15,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to AGAPE ATP Corporation, a company incorporated in Nevada, for additional working capital of $1,500.

On April 1, 2019, the Company issued 30,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to H&D Holding Sdn Bhd, a company incorporated in Malaysia, for additional working capital of $3,000. The controlling shareholders of H&D Holding Sdn. Bhd are Fong Teck Kheong and How Kok Choong, each holding an equal percentage ownership.

From April 9, 2019 to April 16, 2019, the Company issued a total of 25,100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Junsei Ryu, Lee Chong Chow and Phoenix Plus Holding Sdn Bhd, for total additional working capital of $753,000. Shares were purchased from the aforementioned parties at $0.03 per share of common stock.

From April 25, 2019 to May 10, 2019, the Company sold shares of common stock to 19 foreign individuals, all of whom reside in Malaysia. A total of 2,000,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $200,000.

From May 11, 2019 to June 18, 2019, the Company sold shares to 23 foreign parties, all of whom resides in Malaysia. A total of 2,067,500 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to $413,500.

From May 20, 2019 to July 25, 2019, the Company sold shares of common stock to 15 foreign parties, all of which do not reside in the United States. A total of 2,750,000 shares of restricted common stock were sold at a price of $0.40 per share. The total proceeds to the Company amounted to a total of $1,100,000.

As of July 31, 2019, the Company had sold common stock amounting to a total of $2,496,500 but, as of July 31, 2019, only collected $2,298,690 of the proceeds from such sales. As of August 31, 2019, the remaining $197,810 have been collected by the Company.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Plan of Operations

Funds for day to day operations will be determined as time passes and our business progresses, but we anticipate this money will be utilized all throughout the year for various business expenses that cannot, at this time, be fully determined. We will also allocate some of our proceeds towards hiring additional staff, which we believe will help us to keep pace with the demand we hope to create for our products. This will occur, we anticipate, no sooner than six months subsequent to the offering, as we anticipate that is the time when we will require additional employees.

With the sole exception of our offering expenses, all of the uses for the proceeds we hope to generate through the sale of our shares will remain the same, but the scale upon which they are implemented will vary. As a result, if we are not able to allocate enough funds towards our operating initiatives in the next twelve months the results of our operations may materially suffer.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As July 31, 2019, the Company suffered operating losses and had an accumulated deficit of $15,425. The continuation of the Company as a going concern through July 31, 2019 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing and revenue generated by offering technical consultancy services to customers will provide the additional cash needed to meet the Company's obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

Results of operations for the three month ended October 31, 2019

Revenues

For the three months ended October 31, 2019, the Company generated revenue in the amount of $15,306. The generated revenue was the result of services rendered to a client, whereas the Company provided consulting services pertaining to a renewable energy project.

Cost of revenue

Cost of revenue for the three months ended October 31, 2019 was $836. The cost of revenue was incurred from a solar industry seminar that was attended by the officers of the company.

Other Revenue

For the three months ended October 31, 2019, the Company generated other revenue in the amount of $3,021, which was the result of realized gains from foreign exchange rates during bank remittance transactions during the period.

Selling, General and Administrative Expenses

For the three months ended October 31, 2019, we incurred selling and marketing expenses in the amount of $144,000. We also incurred general and administrative expenses in the amount of $38, which were attributed to banking fees and related charges.

Other Operating Expense

For the three months ended October 31, 2019, the Company incurred $147,778 of other operating expenses, which were primarily comprised of depreciation, operating lease expenses, professional fees and audit related fees.

Net Loss

For the three months ended October 31, 2019, the Company incurred a net loss of $274,325.

Liquidity and Capital Resources

As of October 31, 2019, we had cash and cash equivalents of $2,104,417. During the period ended October 31, 2019, we had a negative operating cash flow due to increased operational, marketing and administrative expenses.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. For the three months ended October 31, 2019, we have met these requirements primarily through sales of our common stock.

Cash Used in Operating Activities

For the three months ended October 31, 2019, net cash used in operating activities was $270,664. This was primarily attributable to the increase in operational, marketing and administrative expenses incurred during the period.

Cash Used in Investing Activities

For the three months ended October 31, 2019, net cash used in investing activities was $114,263. The cash used in investing activities was primarily due to renovation expenses related to a leased office space and office equipment.

Cash Provided from Financing Activities

Net cash provided by financing activities was $197,810 for the three months ended October 31, 2019. The cash provided by financing activities was contributed from subscription receivables.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of October 31, 2019, the Company suffered operating losses and had an accumulated deficit of $289,750. The continuation of the Company as a going concern through October 31, 2019 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders, external financing, and/or revenue generated by offering technical consultancy services to customers will provide the additional cash needed to meet the Company's obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Solar Energy Industry -Asia region

As the largest shareholder of market value for Global Solar PV module market, the Asia pacific region dominated the industry in 2017. The industry is projected to grow at CAGR of 27.86% during the forecast period 2019-2020. [1] The growth of the solar energy industry is mainly affected by government regulations and rising cost of fossil fuels resulting in a higher demand for solar panels, especially for countries like Japan and China. [2]

On the other hand, the South East Asia region has shown a rise in the consumption of solar energy. In Vietnam, government incentives introduced in 2017 have successfully attracted 20 GW of large-scale solar developments in the pipeline, matched by a wind pipeline of another 20 GW[3]. For perspective, installed power-generation capacity in Vietnam currently amounts to around 42 GW. The conditions for solar energy are also favorable in Southeast Asia with average irradiation of 17.2 MJ/sqm/day versus 16.2 MJ/sqm/day in China [4]. Larger projects to attract major investors and partnership with international players to support infrastructure development could be one of the ways to expand the solar energy industry. Foreign investors such as Green Investment Group and Ayala are becoming increasingly active in India and Southeast Asia.

According to GlobalData, the declining prices of photovoltaic modules and other auxiliary technologies, such as inverters, has translated into lower project costs therefore benefiting project developers and enabling proliferation within price sensitive markets. The declining price trend will be critical in driving the global market value down to $23.7 billion in 2022. However, the various levels of economic progress exhibited by countries within APAC will help sustain the market for photovoltaic modules, despite a dip in the Fongese market. China, the largest market for solar photovoltaic, is likely to see a decline in its market value, at a negative CAGR of 14.8% over the forecast period. [5]

China has been a major factor in increasing demand and consumption of solar energy. According to the “13th Five-Year Plan for Solar Energy Development” issued by the National Energy Administration (NEA) at the end of 2016, the installed capacity of photovoltaic power generation was planned to reach 105GW by 2020. However, the target had been exceeded by the end of 2017 due to China installing 130.8GW at that time. For this reason, the National Energy Administration (NEA) issued “Guidelines for the Implementation of the 13th Five-Year Plan for the Development of Renewable Energy” in 2017 and stated a 130 GW target for cumulative grid-connected PV utility plants capacity target by 2020. Such target has not yet been calculated for distributed PV, poverty alleviation solar, and the Top Runner Program projects.[6]

Solar Energy Industry – Malaysia

The Ministry of Energy, Science, Technology, Environment and Climate Change ( MESTECC) has set an ambitious goal to generate 20% of the country’s electricity by using renewable source by 2030, which is an increase of 18% on the current state[7]. The government will also continue to promote the generation of solar energy through large scale solar power projects and net energy metering. The Net Energy Metering Programme (NEM) was introduced last October where energy produced from solar Photovoltaic (PV) will be consumed first and excess exported to Tenaga Nasional Bhd (TNB) on a “one-on-one” offset basis. The programme has seen positive growth since its introduction in October last year, with 38 megawatts (MW) taken up out of the 500 MW allocated for the programme [8]. The Large-Scale Solar initiative to increase renewable energy in electricity supply through the implementation of large-scale renewable energy projects with competitive tariff rates [9].

Aside from the implementation of NEM, the government has also decided to improve and expand Supply Agreement for Renewable Energy (SARE) programme to allow consumers to install solar panels in their homes under a solar leasing concept. Under solar leasing, individuals need not come out with any initial cost for installing solar panels but pay a lease as TNB Renewables Sdn Bhd’s unit - GSPARX Sdn Bhd will bear the cost for purchasing and installing solar PVs. TNB, through its unit, will be offering financing self-generation packages for solar PV panels for residential customers by yearend as the demand for green energy climbs [10].

Malaysia is a country that is filled with potential in leading the solar energy industry as one of the advantageous values is due to its location in the equatorial zone. Malaysia also boasts a natural tropical climate with average daily solar radiation of 4500 kWh m–2 and abundant sunshine for about 12 hours a day. The solar radiation is about 1700kWh/m2 on half of Malaysia and an annual radiation of 1643 kWh/m2 [11] on average. In addition, Malaysia has huge potential in harnessing solar power via rooftop PV systems. There are 4.12 million buildings with solar rooftop potential in the peninsula. If all these buildings are fitted with solar photovoltaic (PV) systems, it can generate 34,194 megawatt (MW) of electricity at any one time which potentially produces more than the total electricity generated in Malaysia which is 24,000 MW. [12]

Additionally, based on Minister of MESTECC, a new roadmap known as the Renewable Energy Transition Roadmap (RETR) 2035 is currently being developed to explore the possible strategies and action plan to realize the government’s target of 20% RE in the national power mix by 2025. The roadmap will also explore the cost benefits and effectiveness of establishing a mandatory REC market. The strategies include peer-to-peer energy trading where the solar prosumers can sell their excess electricity to consumers, enabling those who have rooftop constraints to enjoy the NEM. It also includes providing the option where consumers can purchase 100 per cent RE electricity from power utility companies. [13]

Some industry participants say the push for solar PV will also provide a boost to the solar PV panel industry. Malaysia is one of the largest solar panel producing countries. However, some local companies have been impacted due to safeguard tariffs imposed by the US and India on the import of solar cells and modules from Malaysia. It has been reported that Malaysia’s solar industry will be hit by another blow after India became the second country to impose safeguard duties on solar panel imports after a 30% tariff imposed by the United States. [14]

Solar Energy Industry – Hong Kong

Climate change is a global challenge. Promotion of renewable energy (RE) will help reduce carbon emissions as well as improve air quality. While Hong Kong does not have favourable conditions for large-scale commercialised RE generation, the HK government will apply RE on a wider and larger scale in the immediate years ahead based on mature and commercially available technologies with the public sector taking the lead. The government will also create the conditions to facilitate the private sector adopting RE. Based on currently mature and commercially available technologies, it is estimated that Hong Kong has about 3-4% of realisable RE potentials arising from wind, solar and waste-to-energy (WTE) that can be exploited between now and 2030. [15]

Over the years, Drainage Services Department has endeavoured to make full utilisation of the open space in sewage treatment works and pumping stations to capture more solar energy. The largest photovoltaic system in Hong Kong was installed and commissioned in Siu Ho Wan Sewage Treatment Works on 9 December 2016. The solar farm comprises over 4,200 numbers of polycrystalline photovoltaic panels with an installed generation capacity of 1,100 kilowatts, which accounts for about 20 percent of the current annual electricity of the Siu Ho Wan Sewage Treatment Works Together with over 30 other photovoltaic systems in DSD’s venues, the total installed generation capacity is around 1,400 kilowatts.[16]

Hong Kong consumes an enormous amount of electricity, with the majority generated from coal and nuclear sources, and less than 1% contributed by renewable means. Given that 97% of the city’s carbon dioxide emissions are the result of electricity generation, there’s an urgent need to search for alternate source of energy to produce electricity. Hong Kong is highly suitable for solar energy as the potential the potential annual solar energy output can reach 4,674Gwh or 10.7% of Hong Kong’s energy consumption from the 233,000 buildings that are suitable to install solar photovoltaic panels resulting a reduce in greenhouse gas emissions by three million tonnes. However, costs of purchasing and installing solar photovoltaic systems in all local suitable rooftop areas are very high, amounting to HK$30 billion, which is three to four times higher than in mainland China.[17].

More than half of the Hongkongers are willing to accept a 5% increase on electricity bills to support the renewable energy[18]. With that, the government of Hong Kong has come up with the Feed-in tariff (FIT) schemes to boost the development of small solar PV systems, and kick start a new market. Investors who install PV or wind energy systems will receive a stable tariff until the end of 2033. Tariffs will be reviewed annually, meanwhile, in order that those for new installs remain in line with technology costs[19].

To alleviate the costs the FIT scheme will have on electricity consumers, the province has also introduced Renewable Energy Certificates, which will be sold by the two power utilities for units of electricity generated by renewable energies[19]. Government of Hong Kong expect that society in general that leading companies and organizations take initiatives to purchase the RE Certificates to show that they take care of the environment which result an increasing pressure for them to demonstrate through company reports. The current cost of electricity to consumers is HK$1.10 per kilowatt hour which is lower than the feed-in tariff that should be setting at a minimum rate of HK$4 per unit for at least eight to 10 years for suppliers to recoup the cost of installing solar panels and passively generate income by selling back to the grid [20].

However, there are some other challenges that is faced such as government should provide expert knowledge and information about solar panels available in the market. This technical support has always been insufficient. No one has ever told which solar panel is good or whether it is reasonably priced or if certain panels have defects. Moreover, government should also relax a regulation which restricts village house owners to use no more than half of the rooftop area for solar panels installation. The current restriction reduces the potential economic benefits for power energy producers. [21]

References

[1] Asia-Pacific Solar Energy Panel Market Overview - https://www.alliedmarketresearch.com/apac-solar-energy-panel-market

[2] The Solar Panel Recycling Market in Asia-Pacific is Forecast to Witness a CAGR of 27.86% During 2019-2024 - https://www.globenewswire.com/news-release/2019/06/21/1872326/0/en/The-Solar-Panel-Recycling-Market-in-Asia-Pacific-is-Forecast-to-Witness-a-CAGR-of-27-86-During-2019-2024.html

[3] South East Asia on the Cusp of a Solar Boom in 2019 -https://www.rolandberger.com/en/Publications/Solar-energy-in-Asia-why-investments-are-lucrative-now.html

[4] Solar Energy in Asia: Why Investments are Lucrative Now- https://www.rolandberger.com/en/Publications/Solar-energy-in-Asia-why-investments-are-lucrative-now.html

[5] Asia-Pacific will lead global solar PV market -https://www.openaccessgovernment.org/asia-pacific-solar-pvmarket/56651/

[6] Global Market Outlook For Solar Power 2018 - 2022 - http://www.solarpowereurope.org/wp-content/uploads/2018/09/Global-Market-Outlook-2018-2022.pdf

[7] Here Comes the Sun: Development of the Solar Energy Industry in Malaysia - https://www.christopherleeong.com/media/3168/2019-01_development_of_the_solar_energy_industry_in_malaysia2.pdf

[8] Minister: Govt hopes to boost renewable energy growth with net metering programme - https://www.malaymail.com/news/malaysia/2019/03/19/minister-govt-hopes-to-boost-renewable-energy-growth-with-net-metering-prog/1734284

[9] Future lies with renewable energy - https://www.nst.com.my/news/nation/2019/05/485777/future-lies-renewable-energy

[10] Clearly on the green track - http://www.mida.gov.my/home/7616/news/clearly-on-the-green-track/

[11] Evaluation of Solar Energy Potential in Malaysia - https://scialert.net/fulltext/?doi=tb.2016.35.43#84427_an

[12] Malaysia can generate more electricity if all roofs use solar panels, says Yeo - https://www.thestar.com.my/news/nation/2019/05/14/malaysia-can-generate-more-electricity-if-all-roofs-use-solar-panels-says-yeo

[13] Minister: Govt hopes to boost renewable energy growth with net metering programme - https://www.malaymail.com/news/malaysia/2019/03/19/minister-govt-hopes-to-boost-renewable-energy-growth-with-net-metering-prog/1734284

[14] Clearly on the green track - http://www.mida.gov.my/home/7616/news/clearly-on-the-green-track/

[15] Renewable Energy - https://www.gov.hk/en/residents/environment/energy/renewableenergy.htm

[16] Renewable Energy - https://www.dsd.gov.hk/EN/Sewerage/Environmental_Consideration/Renewable_Energy/index.html

[17] Potentials of generating clean solar energy in Hong Kong -https://www.polyu.edu.hk/cpa/excel/en/201703/viewpoint/v1/index.html

[18] ‘More than half’ of Hongkongers can accept 5 per cent rise in power bills to support renewable energy - https://www.scmp.com/news/hong-kong/health-environment/article/2130736/more-half-hongkongers-open-5-cent-rise-power-bills

[19]Hong Kong kicks off solar FIT scheme - https://www.pv-magazine.com/2018/08/09/hong-kong-kicks-off-solar-fit-scheme/

[20]Hong Kong villagers using solar energy to help power their homes - and show its potential as a source of electricity for city - https://www.scmp.com/lifestyle/article/2102674/hong-kong-villagers-using-solar-energy-help-power-their-homes-and-show-its

[21] A bright future? Why solar energy in Hong Kong still has a long way to go - https://www.hongkongfp.com/2018/12/25/bright-future-solar-energy-hong-kong-still-long-way-go/

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Phoenix Plus Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on November 5, 2018.

On November 5, 2018, Mr. Fong Teck Kheong was appointed as Chief Executive Officer, President, Secretary, Treasurer and a member of our Board of Directors.

On November 5, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for initial working capital of $10.

On March 18, 2019, we, “the Company” acquired 100% of the equity interests in Phoenix Plus Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia, from Mr. Fong Teck Kheong, our Officer and Director in consideration of $100.

On June 1, 2019, Mr. Kong Kok King was appointed Chief Technology Officer of the Company.

On July 25, 2019, Phoenix Plus Corp., the Malaysia Company, acquired Phoenix Plus International Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong, from Mr. Fong Teck Kheong, our Officer and Director in consideration of HK$1.

On March 25, 2019, the Company issued 119,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for additional working capital of $11,990.

From March 28, 2019 to April 1, 2019, the Company issued 135,000,000 shares of restricted common stock to 5 parties, with a par value of $0.0001 per share, for total additional working capital of $13,500.

On April 1, 2019, the Company issued 15,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to AGAPE ATP Corporation, a company incorporated in Nevada, for additional working capital of $1,500.

On April 1, 2019, the Company issued 30,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to H&D Holding Sdn Bhd, a company incorporated in Malaysia, for additional working capital of $3,000. The controlling shareholders of H&D Holding Sdn. Bhd are Fong Teck Kheong and How Kok Choong, each holding an equal percentage ownership.

From April 9, 2019 to April 16, 2019, the Company issued a total of 25,100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Junsei Ryu, Lee Chong Chow and Phoenix Plus Holding Sdn Bhd, for total additional working capital of $753,000. Shares were purchased from the aforementioned parties at $0.03 per share of common stock.

From April 25, 2019 to May 10, 2019, the Company sold shares of common stock to 19 foreign individuals, all of whom reside in Malaysia. A total of 2,000,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $200,000.

From May 11, 2019 to June 18, 2019, the Company sold shares to 23 foreign parties, all of whom resides in Malaysia. A total of 2,067,500 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to $413,500.

From May 20, 2019 to July 25, 2019, the Company sold shares of common stock to 15 foreign parties, all of which do not reside in the United States. A total of 2,750,000 shares of restricted common stock were sold at a price of $0.40 per share. The total proceeds to the Company amounted to a total of $1,100,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Business Information

Phoenix Plus Corp., a Nevada Corporation, is a company that operates through its wholly owned subsidiary, Phoenix Plus Corp., a Company organized in Labuan, Malaysia. It should be noted that our wholly owned subsidiary, Phoenix Plus Corp., owns 100% of Phoenix Plus International Limited, the operating Hong Kong Company which is described below. All of the previous entities share the same exact business plan.

Note: The purpose of the Company’s Labuan, Malaysia subsidiary structure is for the Labuan, Malaysia subsidiary to act as a holding company. At the present time, we do not have definitive plans for which markets we will be expanding to, but we will utilize this subsidiary to prepare for future expansion efforts. The purpose of the Hong Kong Company is to function as the current regional hub, carrying out the majority of physical operations, of the Company.

Phoenix Plus Corp ,through its Hong Kong subsidiary , is engaged in providing technical consultancy on solar power systems and consultancy on green energy solutions, with an additional focus on the commercialization of a targeted portfolio of solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power production. Our mission is to harness the power of the sun to meet the growing resource demands of sustainable 21st century development.

Our business is to market and sell solar power products, systems and services. Specifically, we intend to engage in the following:

•	install solar panels in both commercial and residential settings; and
•	develop and maintain solar parks.

In connection with the installation side of our business, we intend to offer solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility network (utility companies in the geographic areas in which we will operate) and end user environments (customers such as owners of commercial properties as well as both single and multi-residential property owners or managers). We also intend to provide services related to the installation and maintenance of these solar power products. Our initial solar installation sales efforts will be focused on residential and commercial applications. We currently do not have any formal agreements in place with a manufacturer or supplier of solar power products at this point in time, although we may evaluate the possibility of doing so in the future.

The development and maintenance of solar parks requires a significant level of expertise and capital, which we currently do not possess.  We plan to obtain the expertise, either internally or through outsourcing, as well as obtain the capital necessary to complete solar park projects, although there is no guarantee that we will be able to acquire such expertise or capital.  If we are unable to acquire or develop such expertise or capital, we will not be able to develop our planned solar park business and may be required to cease operations. At this point in time, we remain in the planning stages in regards to how we will begin to develop and maintain solar parks, and we cannot say with certainty when such plans will be completed.

We may also evaluate the possibility of achieving some of our company goals through the acquisition of companies and/or assets in the solar sector, in areas related to end user systems, installation and operations as well as related expertise.  Currently, we do not have any definitive plans for such acquisitions.

Solar Power System Design and Installation

We intend to provide marketing, sales, design, construction, installation, maintenance, support and related solar power system services to residential and commercial customers in Malaysia, with an initial focus on Sabah. We will evaluate the possibility of expanding our target location as operations progress. We intend to provide our customers with a single point of contact for their system design, engineering work, building permit, rebate approval, utility hookup and subsequent maintenance.

We will concentrate on the design and integration of grid-tied solar power systems. These systems are electrically connected to the utility grid so that excess energy produced during the day flows backwards through the utility’s electric meter, running the electric meter backwards. The meter will run backwards when the power produced by the solar system is greater than the power needs of the building. During the evenings or on cloudy days, energy is drawn from the grid normally and the meter runs forwards. Most utilities serving the areas in which we intend to install systems allow for “net metering”. Customers on net metering only pay for the net amount of energy they consume during the year, essentially getting full retail credit for the energy they transmit back onto the utility grid during the day.

Our Chief Technology Officer intends to hire and oversee a team of skilled laborers who will install solar products for our clients. Under the leadership of our Chief Technology Officer, we intend to hire the aforementioned laborers to fulfill the contract we have entered into with WWB Corporation, a subsidiary of Abalance Corporation, a company listed on the Tokyo stock exchange, Japan.

Solar Park Design and Development

We currently do not have expertise in the planning of solar park development and intend to hire the expertise necessary both internally and through outsourcing to provide the engineering and construction management services in connection with the development of solar parks.  We intend provide the following services:

•	Design of turnkey solar photovoltaic parks;

•	Detailed planning of installations and procuring permits;

•	Coordinating financing;

•	General contractor services for the development of the site;

•	Follow up and monitoring and reporting of electricity production; and

•	Maintenance.

We expect that our projects will be based on third-party products (including modules, cables, and inverters).  We remain in the planning stages of this aspect of our business, and cannot state for how long we will remain in the planning stages, but we believe our first solar park could be ready in either 2022 or 2023.

Our Strategy

In connection with our installation business, we will concentrate on serving the solar power needs of residential and small commercial customers tied to the electric power grid.  We believe the solar power industry is at an early stage of its growth and is highly fragmented with many smaller companies. The prospects for long-term worldwide demand for solar power have attracted a multitude of design/integration companies in our market segment. We expect there to be consolidation in the design/integration segment of the industry based mostly on branding, development of new technology and business process improvements.  Our principal objective in our solar park development business is to be the leader in the design, development and installation of solar parks

Accordingly, our growth strategy primarily includes:

•	Providing engineering as well as turnkey solutions for solar parks, rooftop installations of solar panels on both commercial as well as residential facilities.

•	Developing and commercializing solar module installation technology optimized for the residential and commercial markets.

•	Reducing installation costs and improving the aesthetics of solar systems compared to standard, commercially available solar equipment.

•	Promoting and enhancing a brand name and reputation to be developed.

•	Developing and utilizing a process-driven approach to sell and install our solar power systems in diverse geographic markets.

•	We will attempt to attract a highly skilled staff including engineers, designers and project managers with a background in the development of solar parks.

•	We intend to capitalize on the fact that we are not a manufacturer, but rather a supplier of solutions using the best technology available given the budget of the program. By constantly reappraising the state of the art for solar cells and panels and developing competitive comparison charts of the various manufacturers we will be able to select the best solution for any particular project.

We intend to promote our building-integrated PV products through a series of focused marketing channels that include trade publications, attendance at key industry trade shows, direct mail campaigns, on-line advertising, and relationship marketing. Our marketing remains in the planning stages, and we cannot identify specifically how or where we will begin advertising at this point in time aside from that our officers and directors may leverage existing personal relationships to garner up new business, and potential new clients. It should be noted the Company had had a “meet and greet” whereas potential clientele, known by our officers and directors, were invited to the Company’s office and pitched our current and future prospective services. Over 50 participants had taken part in the event. The event was promoted by our Chief Executive Office, Mr. Fong, through the Facebook page of Phoenix Plus Properties, which is a Company that he had founded in 2015 and continues to operate today. A video of part of the promotional event can be found here:

https://www.facebook.com/phoenixplusproperties/videos/2339658869422679/?v=2339658869422679

Competition

The market for solar power products is competitive and continually evolving. We expect to face increased competition, which may result in our inability to develop revenue. We will compete with companies such as BP Solar, Evergreen Solar, Mitsubishi, Q-Cells, Sanyo and Sharp. Many of our competitors have established a stronger market position than ours and have larger resources and recognition than we have. In addition, the solar power market in general competes with other sources of renewable energy and conventional power generation.

We believe that the key competitive factors in the market for solar cells and solar panels include:

•	power efficiency and performance;
•	price;
•	aesthetic appearance of solar cells and panels;
•	strength of distribution relationships; and
•	timeliness of new product introductions.

We may also face competition from some of our customers who may develop products or technologies internally which are competitive with our products, or who may enter into strategic relationships with or acquire existing solar power product providers.

Major Contracts

On June 24, 2019, we, through our subsidiary Phoenix Plus International Limited, entered into an agreement with Rooframes Metal Tech Sdn Bhd, herein referred to as “Rooframes”, whereas we are to provide services to Rooframes which include, but are not limited to, site survey(s) and technical consultation regarding solar energy solutions for green energy. We began generating revenue in July of 2019, and as of October 31, 2019 we have generated revenue in the amount of HKD 200,000 from the aforementioned contract. Our total revenue that will be generated over the life of this contract, which is tentatively scheduled to end in June of 2020, will be HKD 670,000.

On October 2, 2019, we entered into a collaboration agreement with WWB Corporation, a subsidiary of Abalance Corporation, a company listed on the Tokyo stock exchange, Japan. The contract pertains to solar energy development for a solar park project in Sabah, Malaysia. The agreement does not have definitive timelines, specific services/business activities, or terms of payment. Both parties will, at an undefined date in the future, supplement the initial agreement with finalized terms at a point in time when the Company has sufficient staff/capabilities to carry out the proposed services which may include, but not be limited to, the operations described above.

Environmental Regulations

We are subject to a variety of foreign, federal, state and local governmental laws and regulations related to the purchase, storage, use and disposal of hazardous materials. If we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

We believe that we will apply for and receive all environmental permits necessary to conduct our business  We are not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving our current facilities. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

We have listed the primary, but not necessarily only, rules and regulations that we believe apply to our business below:

Malaysia

(1) Renewable Energy Act 2011 ("REA")

The REA is the main legislation which provides the legal framework for RE in Malaysia, particularly for the establishment and implementation of FiT to catalyze the generation of RE including solar PV.

(2) Subsidiary Legislations and Guidelines

In addition to the REA, there are subsidiary rules, regulations and guidelines administered by SEDA pursuant to the REA such as the Renewable Energy (Feed-in Approval and Feed-in Tariff Rate) Rules 2011 and the FiT Guidelines which generally support the RE legal framework through the implementation of the FiT.

(3) Sustainable Energy Development Authority ("SEDA")

KeTTHA is the ministry with the principal functions of formulating and planning policy, programs and activities related to the development, management and promotion of energy efficiency, including the solar energy system.

SEDA is a statutory body under the purview of KeTTHA which is responsible in steering and promoting the development of the sustainable energy. SEDA is established under the Sustainable Energy Development Authority Act 2011 with the key role of administering and managing the implementation of the Feed-in Tariff mechanism ("FIT") which is mandated under the Renewable Energy Act 2011. SEDA's core responsibilities are not limited to RE only but includes promoting the use of energy efficient technologies and approaches to reduce energy consumption.

Hong Kong

(1) Scheme of Control Agreement (SCAs)

Under the SCAs, the government will introduce feed-in-tariff to encourage the private sector and the community to consider investing in distributed renewable energy including the solar energy.

(2) Energy Efficiency (Labelling of Products) Ordinance, CAP. 598

An Ordinance to require the provision by suppliers of information, etc. relating to specified energy-using products and the display of energy labels on such products.

(3) Electrical and Mechanical Services Department (EMSD)

                EMSD is a regulatory body under the Development Bureau of the Government of Hong Kong to regulate energy-related affairs, including the solar energy system. It can assist the public to better understand the issues related to solar PV system installation and the feed-in-tariff application procedures, and worked with Environment Bureau (ENB), Lands Department (LandsD), Planning Department (PlanD), Buildings Department (BD) and Fire Services Department (FSD) to develop the “Guidance Notes for Solar Photovoltaic (PV) Systems Installation”.

Employees

As of July 31, 2019, we have two employees,  our CEO and CTO. Currently, all of our employees, Officers and/or Directors have the flexibility to work on our business up to 30 hours per week, but are prepared to devote more time if necessary. As our business and operations increase, we plan to hire full time employee in business development, supplier relations as well as sales, marketing and general and administrative functions. We intend to begin hiring sales personnel and administrative staff during the initial months of 2020. We also intend to hire skilled laborers for installation of solar panels and related components. The number of laborers we will need to hire remains under consideration, but we have tentative plans to hire up between two hundred and two hundred fifty laborers. We do not presently have plans regarding whether these employees will be full time, part time, hired on a need be basis, or what benefits these employees may have. The ability to generate revenue is contingent upon customer interest as well as the timing relating to our ability to sell solar panels.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employees, Officers and/or Directors.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $30,000,000 as anticipated.

If 30,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$6,580,750
Event planning, Marketing and Promotional efforts	$3,589,500
Hiring Additional Staff and Paying Salaries	$1,794,750
Payment for ongoing Reporting Requirements	$35,000
Development for Solar Park(s)	$18,000,000
TOTAL	$30,000,000

If 22,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$4,930,750
Event planning, Marketing and Promotional efforts	$2,689,500
Hiring Additional Staff and Paying Salaries	$1,344,750
Payment for ongoing Reporting Requirements	$35,000
Development for Solar Park(s)	$13,500,000
TOTAL	$22,500,000

If 15,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$3,280,750
Event planning, Marketing and Promotional efforts	$1,789,500
Hiring Additional Staff and Paying Salaries	$894,750
Payment for ongoing Reporting Requirements	$35,000
Development for Solar Park(s)	$9,000,000
TOTAL	$15,000,000

If 7,500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$1,630,750
Event planning, Marketing and Promotional efforts	$889,500
Hiring Staff and Paying Salaries	$444,750
Payment for ongoing Reporting Requirements	$35,000
Development for Solar Park(s)	$4,500,000
TOTAL	$7,500,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $52,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(100% of the shares are sold in the offering)	(75% of the shares are sold in the offering	(50% of the shares are sold in the offering)	(25% of the shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$0.0075	$0.0075	$0.0075	$0.0075
Book Value Per Share After the Offering	$0.0890	$0.0697	$0.0496	$0.0286
Net Increase to Original Shareholder	$0.0815	$0.0622	$0.0421	$0.0211
Decrease in Investment to New Shareholders	$0.9110	$0.9378	$0.9504	$0.9714
Dilution to New Shareholders (%)	91.10%	93.78%	95.04%	97.14%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$2,206,750
Net proceeds from this offering	$30,000,000
$32,206,750
Denominator:
Shares of common stock outstanding prior to this offering	331,917,500
Shares of common stock to be sold in this offering (100%)	30,000,000
361,917,500

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$2,206,750
Net proceeds from this offering	$22,500,000
$24,706,750
Denominator:
Shares of common stock outstanding prior to this offering	331,917,500
Shares of common stock to be sold in this offering (75%)	22,500,000
354,417,500

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$2,206,750
Net proceeds from this offering	$15,000,000
$17,206,750
Denominator:
Shares of common stock outstanding prior to this offering	331,917,500
Shares of common stock to be sold in this offering (50%)	15,000,000
346,917,500

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$2,206,750
Net proceeds from this offering	$7,500,000
$9,706,750
Denominator:
Shares of common stock outstanding prior to this offering	331,917,500
Shares of common stock to be sold in this offering (25%)	7,500,000
339,417,500

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 62,140,875 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 20, 2019 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)

Fong Teck Kheong (1)	120,000,000	12,000,000	108,000,000	32.54%
Terence Tulus	108,000,000	5,400,000	102,600,000	30.91%
H&D Holding Sdn Bhd (2)	22,500,000	11,250,000	11,250,000	3.39%
Lee Siew Tsung	7,500,000	7,500,000	-	0.00%
How Kok Choong	15,000,000	1,500,000	13,500,000	4.07%
Agape ATP Corporation (3)	15,000,000	-	15,000,000	4.52%
Lim Chin Lian	6,000,000	6,000,000	-	0.00%
Tan Wan Mei	3,000,000	150,000	2,850,000	0.86%
Wong Yew Loong	3,000,000	3,000,000	-	0.00%
Lee Chong Chow	7,500,000	7,500,000	-	0.00%
Junsei Ryu	7,500,000	7,500,000	-	0.00%
Phoenix Plus Holding Sdn Bhd (5)	10,100,000	-	10,100,000	3.04%
Chew Kok Soon	50,000	2,500	47,500	0.01%
Chin Kam Yew	125,000	6,250	118,750	0.04%
Chin Su Sim	50,000	2,500	47,500	0.01%
Chin Yoke Mang	100,000	5,000	95,000	0.03%
Chun Yoon Kong	800,000	40,000	760,000	0.23%
Fong Teck Fah (4)	125,000	6,250	118,750	0.04%
Phoenix Goldvest Sdn Bhd	100,000	5,000	95,000	0.03%
Law Ngie Hee	25,000	1,250	23,750	0.01%
Lim Chin Lian	50,000	2,500	47,500	0.01%
Pang Foo Tong	25,000	1,250	23,750	0.01%
Phoenix 16 Sdn Bhd	250,000	12,500	237,500	0.07%
Phoneix Core Sdn Bhd	50,000	2,500	47,500	0.01%
Sim Pui Geok	25,000	1,250	23,750	0.01%
Tan Boon Yee	50,000	2,500	47,500	0.01%
Tan Wan Mei	25,000	1,250	23,750	0.01%
Wong Kar Kian	25,000	1,250	23,750	0.01%
Wong Yew Loong	50,000	2,500	47,500	0.01%
Ya Yoke Chuan	50,000	2,500	47,500	0.01%
Yap Wai Hoong	25,000	1,250	23,750	0.01%
Ang En Fang	35,000	1,750	33,250	0.01%
Chan Soo Wei	25,000	1,250	23,750	0.01%
Chen Jung Ket	31,500	1,575	29,925	0.01%
Chew Kah Wai	17,500	875	16,625	0.01%
Chin Kim Chai	60,000	3,000	57,000	0.02%
Chin Yoke Mang	100,000	5,000	95,000	0.03%
Choi Chye Kong	47,000	2,350	44,650	0.01%
Chun Yoon Kong	800,000	40,000	760,000	0.23%
Fong Siew Fong	50,000	2,500	47,500	0.01%
Fong Siew Lan	105,000	5,250	99,750	0.03%
Fong Siew Moi	60,000	3,000	57,000	0.02%
Kek Pey Kuan	17,500	875	16,625	0.01%
Lee Chew Ang	35,000	1,750	33,250	0.01%
Lee Chong Chow	79,000	3,950	75,050	0.02%
Lee Hock @ Loo Kim Fook	25,000	1,250	23,750	0.01%
Lee Siew Kiong	120,000	6,000	114,000	0.03%
Lee Yit Lan	36,000	1,800	34,200	0.01%
Lim Chin Lian	30,000	1,500	28,500	0.01%
Loo Chew Ah	37,500	1,875	35,625	0.01%
Lum Lee Chin	37,500	1,875	35,625	0.01%
Ng Lean Huat	31,500	1,575	29,925	0.01%
Poo Long Jye	250,000	12,500	237,500	0.07%
Teh Dit Sing	37,500	1,875	35,625	0.01%
Takenao Iwanaga	125,000	6,250	118,750	0.04%
Estasia Pte. Ltd.	250,000	12,500	237,500	0.07%
Yoshiyuki Shikura	250,000	12,500	237,500	0.07%
Toshitame Okubo	75,000	3,750	71,250	0.02%
Yoshiyasu Okubo	125,000	6,250	118,750	0.04%
Kaori Hishinuma	250,000	12,500	237,500	0.07%
Choi Ko Eun	75,000	3,750	71,250	0.02%
Takashi Takagi	50,000	2,500	47,500	0.01%
Tokyo Kensetsu Consultant Co., Ltd.	200,000	10,000	190,000	0.06%
Asami Isobe	250,000	12,500	237,500	0.07%
Yang Lin	75,000	3,750	71,250	0.02%
Yasuo Arai	125,000	6,250	118,750	0.04%
Yoshihiro Kato	125,000	6,250	118,750	0.04%
Lee Nam Toong	25,000	1,250	23,750	0.01%
Lee Chong Chow	750,000	37,500	712,500	0.21%

Total	331,917,500	62,140,875	269,776,625	81.28%

(1) Mr. Fong Teck Kheong is our Chief Executive Officer.

(2) The controlling shareholders of H&D Holding Sdn. Bhd are Fong Teck Kheong and How Kok Choong. Each party holds an equal controlling interest of H&D Holding Sdn. Bhd.

(3) The controlling shareholder of Agape ATP Corporation is How Kok Choong.

(4) Fong Teck Fah is a family member of Fong Teck Kheong

(5) The controlling shareholder of Phoenix Plus Holding Sdn. Bhd is Mr Fong Teck Kheong .

PLAN OF DISTRIBUTION

The Company has 331,917,500 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 62,140,875 shares of our common stock held by existing shareholders at a fixed price of $1.00 per share for the duration of the offering. The Company is also registering an additional 30,000,000 shares of its common stock for sale at the fixed price of $1.00 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Fong Teck Kheong will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Fong Teck Kheong is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Fong Teck Kheong will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Fong Teck Kheong is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Fong Teck Kheong will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Fong Teck Kheong will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 30,000,000 shares being offered on behalf of the Company itself. The proceeds from the 62,140,875 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $52,000. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Phoenix Plus Corp.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of this offering. Any selling shareholder named herein is responsible, prior to reselling any shares registered herein that they may own, the Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than upon receiving payment from the purchasing party for such shares. The prospectus must and will be provided to any beneficial owner to whom a prospectus is delivered, and a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus or contained in the registration statement, but not delivered within the prospectus itself, must and will be included.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 1,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 331,917,500 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno Esq. of 2733 East Vista Dr. Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 17/F, The Workstation, 43-45, Lyndhurst Terrace, Central, Hong Kong. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to Mr. Fong Teck Kheong.

DESCRIPTION OF FACILITIES

The Company’s mailing address is 17/F, The Workstation, 43-45, Lyndhurst Terrace, Central, Hong Kong.

We have a physical office in Malaysia with address of 2-3 & 2-5 Bedford Business Park, Jalan 2/137B, Batu 5, Jalan Kelang Lama, 58200 Kuala Lumpur, Malaysia which completed renovation in September 2019.

The office space is 12,000 square feet and to date the company has spent $114,263 towards ongoing renovations. These renovations include, but are not strictly limited to, preparing the interior of the office space for the Company’s use, improving functionality, and purchasing new office equipment.

Our office space is rented by Phoenix Plus International Limited for a 12 month period from July 1, 2019 to June 30, 2020, for an initial down payment of MYR 13,500 and additional bi-monthly payments in the amount of MYR 4,500 over the course of the lease. The Company has an option to renew the tenancy for another 12 months period at a rental subject to mutual agreement with the landlord

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Fong Teck Kheong	51	Chief Executive Officer, President, Secretary, Treasurer, Director
Kong Kok King	43	Chief Technology Officer

Fong Teck Kheong – President, Chief Executive Officer, Secretary, Treasurer, Director

Mr Fong started off his career as a trader in 1989. In 1992, he then joined Juara Konsep Marketing Sdn. Bhd, as a marketing manager to manage and market the products and services of the company. In 1998, Mr Fong resigned from Juana Konsep Marketing Sdn. Bhd and started his own cookware and healthcare equipment trading business, Phoenix Century Enterprise, and remained with the company until his resignation in 2007. Also in 1998, he also established, and remains with to this day, Multi Mutual Charity Association, a Non-Profit Organization (NGO) that provides daily necessities for monthly aid distribution to women and children. The association supported more than 500 hundred single mother family during the period from 1998 to 2012.

Mr Fong was awarded The Outstanding Young Malaysia Award for his contribution to children, world peace and human rights in 2007. In 2015, Mr. Fong founded Phoenix Plus Properties Sdn Bhd, formerly known as Googoplex Sk Sdn Bhd, with full swing involve in the real estate business. The company’s business plan involves project sales and sub sales, and has since accumulated turnover of up to RM260 millions. He has been the Managing Director of the company from 2015 to present.

Kong Kok King – Chief Technology Officer

Mr. Kong Kok King graduated from Multimedia University, Malaysia in 1998 with a Degree in Engineering (Hons) -Electronic and Electrical. In 2004, he graduated from Tokyo University Graduate School of Information Science & Technology with a Master’s Degree in Information and Communication Engineering.

In 2007, he founded and remains with today, EcoSensa Technologies Sdn Bhd, a company focused on ecosystem sensor technologies such as RFID, Industrial 4.0 automation, Internet of Things (IoT) and smart cities. In 2015, he was appointed as the director of MAQO Technologies (M) Sdn Bhd and MAQO Engineering Sdn Bhd ( hereafter referred as “MAQO Group”), which focuses on providing solar energy products, installation services and solutions to both residential and commercial properties in Malaysia. MAQO Group is also engaged in providing Renewable Energy solutions, turnkey project management and EPCC (Engineering, Procurement, Construction, Commissioning) services to Large Scale Solar Farm and Commercial & Industrial Roof Top Projects. He remains as a Director of both companies to this day.

In 2017, he was appointed as the Vice President of Malaysian Photovoltaic Industry Association (MPIA), a position he held until his resignation in 2018. The Malaysian Photovoltaic Industry Association is a non-profit organization representing the Malaysian solar industry dedicated to the promotion of solar energy. From 2019 to present, he has held the position of Director of Hager + Elsaesser Sdn Bhd (HESB), a subsidiary of Hager + Elsässer (H+E GmbH, Germany), an advanced technology and processes provider for holistic water management, specializing in industrial process water treatment and wastewater treatment.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended July, 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Fong Teck Kheong, Chief Executive Officer, President, Secretary, Treasurer, Director	2019	-	-	-	-	-	-	-	$-

Kong Kok King, Chief Technology	2019	-	-	-	-	-	-	-	$-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 20, 2019 the Company has 331,917,500 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Fong Teck Kheong, [1] Chief Executive Officer, President, Secretary, Treasurer and Director Address: 9-4&11-4, Jalan SP 2/7, Serdang Perdana,43300 Seri Kembangan, Selangor Dahrul Ehsan, Malaysia	141,350,000	42.59%	none	n/a	42.59%

Kong Kok King , Chief Technology Officer, No. 2, Jalan Damai Impian2, Off Lingkungan Alam Damai Cheras, 56000 Kuala Lumpur, Malaysia	-	-	none	n/a	-
All executive officer(s) and director(s) as a group	141,350,000	42.59%	none	n/a	42.59%

5% or Greater Shareholders
Terence Tulus	108,000,000	32.54%	none	n/a	32.54%
How Kok Choong[2]	26,250,000	7.91%	none	n/a	7.91%

Notes to table:

1  Fong Teck Kheong owns 100% of the issued and outstanding shares of Phoenix Plus Holding Sdn Bhd. and 50% of the issued and outstanding shares of H&D Holding Sdn Bhd, therefore, the table above includes the share ownership of Phoenix Plus Holding Sdn Bhd and H&D Holding Sdn Bhd with Mr. Fong Teck Kheong collectively, in the row of Mr. Fong

2How Kok Choong is a controlling shareholder of Agape ATP Corporation and owns 50% of the issued and outstanding shares of H&D Holding Sdn Bhd, therefore, the table above includes the share ownership of Agape ATP Corporation and H&D Holding Sdn Bhd with Mr. How Kok Choong collectively, in the row of Mr. How.

Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 5, 2018, Mr. Fong Teck Kheong was appointed as Chief Executive Officer, President, Secretary, Treasurer and a member of our Board of Directors.

On November 5, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for initial working capital of $10.

On March 18, 2019, we, “the Company” acquired 100% of the equity interests in Phoenix Plus Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia, from Mr. Fong Teck Kheong, our Officer and Director in consideration of $100.

On March 25, 2019, the Company issued 119,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for additional working capital of $11,990.

On April 1, 2019, the Company issued 15,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to AGAPE ATP Corporation, a company incorporated in Nevada, for additional working capital of $1,500. The controlling shareholder of Agape ATP Corporation is How Kok Choong.

On April 1, 2019, the Company issued 30,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to H&D Holding Sdn Bhd, a company incorporated in Malaysia, for additional working capital of $3,000. The controlling shareholders of H&D Holding Sdn. Bhd are Fong Teck Kheong and How Kok Choong, each holding an equal percentage ownership.

From April 9, 2019 to April 16, 2019, the Company issued a total of 25,100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Junsei Ryu, Lee Chong Chow and Phoenix Plus Holding Sdn Bhd, for total additional working capital of $753,000. Shares were purchased from the aforementioned parties at $0.03 per share of common stock. The controlling shareholder of Phoenix Plus Holding Sdn. Bhd is Mr Fong Teck Kheong, our Officer and Director.

On June 1, 2019, Mr. Kong Kok King was appointed Chief Technology Officer of the Company.

On July 25, 2019, Phoenix Plus Corp., the Malaysia Company, acquired Phoenix Plus International Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong, from Mr. Fong Teck Kheong, our Officer and Director in consideration of HK$1.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Our Chief Executive Officer Mr. Fong Teck Kheong founded and continues to operate Phoenix Plus Properties Sdn Bhd. From time to time Mr. Fong, through his involvement with Phoenix Plus Properties Sdn Bhd, may promote, and/or advertise, business activities of Phoenix Plux Corp., or any of its subsidiaries.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

For the period ended July 31, 2019
Audit fees	$12,500
Audit related fees	-
Tax fees	-
All other fees	-
Total	$12,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

- F1 -

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

PHOENIX PLUS CORP.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Phoenix Plus Corp.(“the Company”) as of July 31, 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from November 5, 2018 (Date of Inception) to July 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019, and the results of its operations and its cash flows for the period from November 5, 2018 (Date of Inception) to July 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/Total Asia Associates PLT TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2019.
Kuala Lumpur, Malaysia
Date: September 10 , 2019

- F2 -

PHOENIX PLUS CORP.

CONSOLIDATED BALANCE SHEET

As of July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

As of
July 31 2019

ASSETS
Current assets
Subscription receivables	197,810
Trade receivables	10,204
Prepayment and deposits	3,277
Cash in bank	2,291,534
2,502,825

TOTAL ASSETS	2,502,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other payables and accrued liabilities	15,286
Amount due to related parties	6,464
Total current liabilities	21,750

Total liabilities	21,750

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized;
None issued and outstanding	-
Common stock, $0.0001 par value, 1,000,000,000 shares authorized
331,917,500 shares issued and outstanding
as of July 31, 2019.	33,192
Additional paid-in capital	2,463,308
Accumulated deficit	(15,425)
Total stockholders' Equity	2,481,075

TOTAL LIABILITIES AND STOCKHOLDERS’ FUND	2,502,825

See accompanying notes to consolidated financial statements.

- F3 -

PHOENIX PLUS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

From Nov 5, 2018 to July 31, 2019

Revenue	10,204

Cost of revenue	-

Gross profit	10,204

Other revenue	14,421

Operating expenses:
General & administrative expenses	(101)
Other operating expenses	(39,949)

Loss from operations	(15,425)

Interest expense	-

Loss before income tax	(15,425)

Income tax expense	-

Net loss for the period	(15,425)

Other comprehensive loss:
- Foreign currency translation gain	-

Comprehensive loss	(15,425)

Net loss per share - Basic and diluted	(0.000)

Weighted average number of common shares outstanding
- Basic and diluted	152,852,884

See accompanying notes to consolidated financial statements.

- F4 -

PHOENIX PLUS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	COMMON STOCK		ADDITIONAL
	Number of shares	Amount	PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of Nov 5, 2018 (inception)	100,000	$10	$-	$-	$10
Issuance of share capital - founder's shares	299,900,000	29,990	-	-	29,990
Share issued in private placement completed on April 16, 2019 at $0.03 per share	25,100,000	2,510	750,490	-	753,000
Shares issued in private placement completed on May 10, 2019 at $0.10 per share	2,000,000	200	199,800	-	200,000
Shares issued in private placement completed on June 18, 2019 at $0.20 per share	2,067,500	207	413,293	-	413,500
Shares issued in private placement completed on July 25, 2019 at $0.40 per share	2,750,000	275	1,099,725	-	1,100,000
Net loss for the period	-	-	-	(15,425)	(15,425)

Balance as of July 31, 2019	331,917,500	$33,192	$2,463,308	$(15,425)	$2,481,075

See accompanying notes to consolidated financial statements.

- F5 -

PHOENIX PLUS CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

From Nov 5, 2018 to July 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,425)
Changes in operating assets and liabilities:
Account Receivables	(10,204)
Prepayment and deposits	(3,277)
Amount due to related parties	6,464
Other payables and accrued liabilities	15,286
Net cash (used in) operating activities	$(7,156)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	$2,496,500
Subscription receivables	$(197,810)
Net cash provided by financing activities	$2,298,690

Net increase in cash and cash equivalents	2,291,534
Cash and cash equivalents, beginning of year/period	-
CASH AND CASH EQUIVALENTS, END OF YEAR/PERIOD	$$2,291,534
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to consolidated financial statements.

- F6 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Phoenix Plus Corp. was incorporated on November 5, 2018 under the laws of the state of Nevada.

The Company, through its subsidiaries, engaged in providing technical consultancy on solar power system and consultancy on green energy solution, and also focused on the commercialization of a targeted portfolio of solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power production.

On March 18, 2019, the Company acquired 100% of the equity interests in Phoenix Plus Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

On July 25, 2019, Phoenix Plus Corp., a Malaysia Company acquired Phoenix Plus International Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong

Details of the Company’s subsidiaries:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. Phoenix Plus Corp.	Labuan / January 4, 2019	100 shares of ordinary share of US$1 each	Investment holding

2. Phoenix Plus International Limited	Hong Kong / March 19, 2019	1 ordinary share of HKD$1 each	Providing technical consultancy on solar power system and consultancy on green energy solution

For purposes of consolidated financial statement presentation, Phoenix Plus Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Phoenix Plus Corp. and its subsidiaries For the period ended July 31, 2019 is prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Phoenix Plus Corp. and its wholly owned subsidiaries, Phoenix Plus Corp. and Phoenix Plus International Limited. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted July 31 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue. The Company derives its revenue from provision of technical consultancy on solar power system and consultancy on green energy solution.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, For the period ended July 31, 2019, the Company incurred a net loss of $15,425 and has generated revenue of $10,204. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

- F7 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Labuan and Hong Kong maintains its books and record in United States Dollars (“US$”) respectively, and Ringgits Malaysia (“MYR”) is functional currency as being the primary currency of the economic environment in which the entity operates.

 In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

 Translation of amounts from MYR into US$1 and HK$ into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended
July 31, 2019

Period-end MYR : US$1 exchange rate	4.1224
Period-average MYR : US$1 exchange rate	4.1327
Period-end HK$: US$1 exchange rate	7.8818
Period-average HK$ : US$1 exchange rate	7.8436

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F8 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

From November 5, 2018 (Date of Inception) to July 31, 2019

3. COMMON STOCK

On November 5, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for initial working capital of $10.

On March 25, 2019, the Company issued 119,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for additional working capital of $11,990.

Between March 28, 2019 to April 1, 2019, the Company issued 135,000,000 shares of restricted common stock to 5 parties, with a par value of $0.0001 per share, for total additional working capital of $13,500.

On April 1, 2019, the Company issued 15,000,000 shares of restricted common stock to AGAPE ATP Corporation a company incorporated in Nevada with a par value of $0.0001 per share, for additional working capital of $1,500.

On April 1, 2019, the Company issued 30,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to H&D Holding Sdn Bhd, a company incorporated in Malaysia, for additional working capital of $3,000.

Between April 9, 2019 to April 16, 2019, the Company issued 25,100,000 shares of restricted common stock to Junsei Ryu, Lee Chong Chow and Phoenix Plus Holding Sdn Bhd with a par value of $0.03 per share, for additional working capital of $753,000.

Between April 25, 2019 to May 10, 2019, the Company sold shares to 19 foreign individuals, whom all reside in Malaysia. A total of 2,000,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $200,000.

Between May 11, 2019 to June 18, 2019, the Company sold shares to 23 foreign parties whom resides in Malaysia. A total of 2,067,500 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to $413,500.

Between May 20, 2019 to July 25,2019, the Company sold shares to 15 foreign parties , all of which do not reside in the United States. A total of 2,750,000 shares of restricted common stock were sold at a price of $0.40 per share. The total proceeds to the Company amounted to a total of $1,100,000.

As of July 31, 2019, the Company has an issued and outstanding common share of 331,917,500.

- F9 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

From November 5, 2018 (Date of Inception) to July 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

4.	SUBSCRIPTION RECEIVABLES

As of July 31, 2019, the Company has issued 2,750,000 shares of restricted common stock at a price of $0.40 per share to shareholders , and there are a shareholder with 750,000 shares has not fully paid the subscription amount of $300,000, of which $197,810 has not yet paid to the Company , therefore the unreceived proceed of $197,810 was treated as subscription receivables.

5. PREPAYMENT AND DEPOSITS

As of July 31, 2019 the Company had rental deposits in the amount of $3,277 in relation to rent of office space in Kuala Lumpur, Malaysia.

6. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at July 31, 2019:

As of July 31, 2019

Accrued audit fee	$12,500
Other payable	2,786
Total other payable and accrued liabilities	$15,286

7. AMOUNT DUE TO RELATED PARTIES

As of July 31, 2019, Amount due to related parties of $6,464 represents expenses paid by the related companies in which Mr Fong is the director and shareholder, have paid to third parties on behalf of the Company, are non-interest bearing, and are due on demand.

8. REVENUE

For the period ended 31 July 2019, .the Company has revenue arise from the following:

From Nov 5, 2018 to July 31, 2019

Consultancy service provided	$10,204

$10,204

9. OTHER REVENUE

For the period ended 31 July 2019, .the Company has other revenue arise from the following:

From Nov 5, 2018 to July 31, 2019

Gain from foreign exchange arise from bank remittance transaction	$14,421

$14,421

10. INCOME TAXES

For the period ended July 31, 2019, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

From Nov 5, 2018 to July 31, 2019

Tax jurisdictions from:
- Local	$(30,068)
- Foreign, representing
Labuan	$7,626
Hong Kong	7,017
(Loss) before income tax	$(15,425)

The provision for income taxes consisted of the following:

From Nov 5, 2018 to July 31, 2019
Current:
- Local	$-
- Foreign	-
Deferred:	-
- Local	-
- Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Labuan and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of July 31, 2019, the operations in the United States of America incurred $30,068 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2038, if unutilized. The Company has provided for a full valuation allowance of $6,314 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Labuan

Under the current laws of the Labuan, Phoenix Plus Corp.is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit.

Hong Kong

Phoenix Plus International Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of July 31, 2019:

As of July 31, 2019
Deferred tax assets:
Net operating loss carry forwards
-United States of America	$(6,314)
-Labuan	$-
-Hong Kong	-
$-
Less: valuation allowance	6,314
Deferred tax assets	$-

11. COMMITMENTS AND CONTINGENCIES

As of July 31, 2019, the Company has entered into tenancy agreement to rent the office in Kuala Lumpur, Malaysia for a period of 1 year commencing July 1, 2019 amounted to $1,092 per month and payment to be conducted in advance on bi monthly basis. For the year ended, the Company has a commitments and contingencies to be summarized as following

As of July 31, 2019

Rental Expense for August 1, 2019 to June 30, 2020	$12,012

$12,012

12.	RELATED PARTY TRANSACTIONS

 For the period ended July 31, 2019 the Company has the following transactions with related party:

From Nov 5, 2018 to July 31, 2019

Travelling expenses :
- Related party A	$1,049
- Related party B	1,051

Rental deposit and expenses:
- Related party A	$4,364

6,464

Related party A is the shareholder of the Company and is a private limited company 50 % controlled and owned by Mr Fong, has incurred travelling, rental expenses and deposit on behalf of the company.

Related party B is a private limited company controlled and owned by Mr Fong, has incurred travelling expenses on behalf of the company.

13. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after July 31, 2019 up through the date of November 4, 2019, the Company issued audited consolidated financial statements in accordance with ASC Topic 855, "Subsequent Events", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

On August 8, 2019, the Company received subscription receivables of $197,810 from a shareholder and the subscription receivables was fully received by the Company.

As of October 31, 2019, the company has incurred renovation costs in the amount of $114,263.

- F10 -

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements

Condensed Consolidated Balance Sheet as of October 31, 2019 and July 31,2019	F-12

Condensed Consolidated Statement of Operation for the three months ended October 31, 2019	F-13

Condensed Consolidated Statement of Stockholders’ Equity for the three months ended October 31, 2019	F-14

Condensed Consolidated Statement of Cash Flows for the three months ended October 31, 2019	F-15

Notes to the Consolidated Financial Statements	F-16 to F-22

- F11 -

PHOENIX PLUS CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

As of October 31, 2019 (Unaudited) and July 31, 2019 (Audited)

(Currency expressed in United States dollars (“US$”), except for number of shares)

	As of	As of
	October 31, 2019	July 31, 2019
	Unaudited	Audited
ASSETS
Current assets
Subscription receivables	-	197,810
Trade receivables	15,306	10,204
Prepayment and deposits	3,277	3,277
Cash in bank	2,104,417	2,291,534
Total current assets	2,123,000	2,502,825

Non-current assets
Property, plant and equipment, net	108,822	-
Operating lease right-of-use assets, net	23,801	-
TOTAL ASSETS	2,255,623	2,502,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Other payables and accrued liabilities	14,763	15,286
Operating lease liabilities, current portion	13,352	-
Amount due to related parties	10,309	6,464
Total current liabilities	38,424	21,750

Operating lease liabilities, non-current	10,449	-
Total liabilities	48,873	21,750

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 200,000,000 shares authorized;
None issued and outstanding
Common stock, $0.0001 par value, 1,000,000,000 shares authorized,
331,917,500 shares issued and outstanding
as of October 31, 2019 and July 31, 2019.	33,192	33,192
Additional paid-in capital	2,463,308	2,463,308
Accumulated deficit	(289,750)	(15,425)
Total stockholders' Equity	2,206,750	2,481,075

TOTAL LIABILITIES AND STOCKHOLDERS’ FUND	$2,255,623	$2,502,825

 See accompanying notes to consolidated financial statements.

- F12 -

PHOENIX PLUS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States dollars (“US$”), except for number of shares)

Three month ended October 31, 2019
(Unaudited)

Revenue	15,306

Cost of revenue	(836)

Gross profit	14,470

Other revenue	3,021

Operating expenses:
Selling, general & administrative expenses	(144,038)
Other operating expenses	(147,778)

Loss from operations	(274,325)

Interest expense	-

Loss before income tax	(274,325)

Income tax expense	-

Net loss for the period	(274,325)

Other comprehensive loss:
- Foreign currency translation gain	-

Comprehensive loss	(274,325)

Net loss per share - Basic and diluted	(0.000)

- Basic and diluted	331,917,500

See accompanying notes to consolidated financial statements.

- F13 -

PHOENIX PLUS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL
	Number of shares	Amount	PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of Nov 5, 2018 (inception)	100,000	$10	$-	$-	$10
Issuance of share capital - founder's shares	299,900,000	29,990	-	-	29,990
Share issued in private placement completed on April 16, 2019 at $0.03 per share	25,100,000	2,510	750,490	-	753,000
Shares issued in private placement completed on May 10, 2019 at $0.10 per share	2,000,000	200	199,800	-	200,000
Shares issued in private placement completed on June 18, 2019 at $0.20 per share	2,067,500	207	413,293	-	413,500
Shares issued in private placement completed on July 25, 2019 at $0.40 per share	2,750,000	275	1,099,725	-	1,100,000
Net loss for the period	-	-	-	(15,425)	(15,425)

Balance as of July 31, 2019	331,917,500	$33,192	$2,463,308	$(15,425)	$2,481,075

Net loss for the period	-	-	-	(274,325)	(274,325)

Balance as of October 31, 2019	331,917,500	$33,192	$2,463,308	$(289,750)	$2,206,750

See accompanying notes to consolidated financial statements.

- F14 -

PHOENIX PLUS CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Three month ended October 31, 2019
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(274,325)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation	$5,441
Operating lease expenses	23,801
Changes in operating assets and liabilities:
Operating lease liabilities	(23,801)
Account receivables	(5,102)
Prepayment and deposits	-
Amount due to related company	3,845
Other payables and accrued liabilities	(523)
Net cash (used in) operating activities	$(270,664)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	$(114,263)
Net cash provided by investing activity	$(114,263)

CASH FLOWS FROM FINANCING ACTIVITIES:
Subscription receivables	197,810
Net cash provided by financing activity	$197,810

Net decrease in cash and cash equivalents	$(187,117)
Cash and cash equivalents, beginning of period	2,291,534
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,104,417
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to consolidated financial statements.

- F15 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

Phoenix Plus Corp. was incorporated on November 5, 2018 under the laws of the state of Nevada.

The Company, through its subsidiaries, engaged in providing technical consultancy on solar power system and consultancy on green energy solution, and also focused on the commercialization of a targeted portfolio of solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power production.

On March 18, 2019, the Company acquired 100% of the equity interests in Phoenix Plus Corp. (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

On July 25, 2019, Phoenix Plus Corp., a Malaysia Company acquired Phoenix Plus International Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong

Details of the Company’s subsidiaries:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. Phoenix Plus Corp.	Labuan / January 4, 2019	100 shares of ordinary share of US$1 each	Investment holding

2. Phoenix Plus International Limited	Hong Kong / March 19, 2019	1 ordinary share of HKD$1 each	Providing technical consultancy on solar power system and consultancy on green energy solution

For purposes of consolidated financial statement presentation, Phoenix Plus Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Phoenix Plus Corp. and its subsidiaries for the period ended October 31, 2019 is prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Phoenix Plus Corp. and its wholly owned subsidiaries, Phoenix Plus Corp. and Phoenix Plus International Limited. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted July 31 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue. The Company derives its revenue from provision of technical consultancy on solar power system and consultancy on green energy solution.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Property, Plant and equipment

Property, Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Estimated useful life
Leasehold improvement	21 months (over remaining lease term)

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

- F16 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the three months ended October 31, 2019, the Company incurred a net loss of $274,325 and has generated revenue of $15,306. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Labuan and Hong Kong maintains its books and record in United States Dollars (“US$”) respectively, and Ringgits Malaysia (“MYR”) is functional currency as being the primary currency of the economic environment in which the entity operates.

 In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

- F17 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

 Translation of amounts from MYR into US$1 and HK$ into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the period ended	As of and for the period ended
	October 31, 2019	July 31, 2019

Period-end MYR : US$1 exchange rate	4.1793	4.1224
Period-average MYR : US$1 exchange rate	4.1848	4.1327
Period-end HK$: US$1 exchange rate	7.8375	7.8818
Period-average HK$ : US$1 exchange rate	7.8400	7.8436

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Leases

Prior to August 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases. Effective August 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The implementation of ASC 842 did not have a material impact on the Company’s consolidated financial statements and did not have a significant impact on our liquidity. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods. (see Note 12 ).

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F18 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

 3. COMMON STOCK

On November 5, 2018, the founder of the Company, Mr. Fong Teck Kheong subscribed 100,000 restricted common shares of the Company at a par value of $0.0001 per share for the Company’s initial working capital.

On March 25, 2019, Mr. Fong Teck Kheong further subscribed 119,900,000 restricted common shares of the Company at a par value of $0.0001 per share for additional working capital of $11,990.

Between March 28, 2019 to April 1, 2019, the others founder of the Company, subscribed 180,000,000 restricted common shares of the Company at a par value of $0.0001 per share, for total additional working capital of $18,000.

 Between April 9, 2019 to April 16, 2019, the Company has issued 25,100,000 restricted common shares of the Company at $0.03 per share, for a total consideration of $753,000.

Between April 25, 2019 to May 10, 2019, the Company has issued 2,000,000 restricted common shares of the Company at $0.10 per share, for a total consideration of $200,000.

Between May 11, 2019 to June 18, 2019, the Company has issued 2,067,500 restricted common shares of the Company at $0.20 per share, for a total consideration of $413,500.

Between May 20, 2019 to July 25,2019, the Company has issued 2,750,000 restricted common shares of the Company at $0.40 per share, for a total consideration of $1,100,000.

As of October 31, 2019, the Company has an issued and outstanding common share of 331,917,500.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of October 31, 2019 are summarized below:

As of October 31, 2019 (Unaudited)

Leasehold improvement[1]	114,263
Accumulated depreciation	(5,441)
Property , plant and equipment, net	$108,822

1These leasehold improvement include, but are not strictly limited to, preparing the interior of the office space for the Company’s use, improving functionality, and purchasing new office equipment . The leasehold improvement have completed on September 2019.

Depreciation expense arise from leasehold improvement was $5,441 from October 1, 2019 to October 31, 2019.

5.	SUBSCRIPTION RECEIVABLES

The Company has issued 2,750,000 shares of restricted common stock at a price of $0.40 per share to shareholders, and there are a shareholder with 750,000 shares has not fully paid the subscription amount of $300,000, of which $197,810 has not yet paid to the Company. As of October 31, 2019, the Company has received all subscription receivable.

6. PREPAYMENT AND DEPOSITS

As of October 31, 2019 the Company had rental deposits in the amount of $3,277 in relation to rent of office space in Kuala Lumpur, Malaysia.

	As of	As of
	October 31, 2019	July 31, 2019
	Unaudited	Audited

Prepayment and deposits	3,277	3,277
Total prepayment and deposits	$3,277	$3,277

- F19 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

7. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at October 31, 2019:

	As of	As of
	October 31, 2019	July 31, 2019
	Unaudited	Audited

Accrued audit fee	$8,750	$12,500
Other payable	6,013	2,786
Total other payable and accrued liabilities	$14,763	$15,286

8. AMOUNT DUE TO RELATED PARTIES

As of October 31, 2019, amount due to related parties of $10,309 represents bank initial deposit and expenses paid by the related companies, in which Mr Fong is the director and shareholder, have paid to third parties on behalf of the Company, are non-interest bearing, and are due on demand.

	As of	As of
	October 31, 2019	July 31, 2019
	Unaudited	Audited

Operating expenses paid on behalf	$6,464	$6,464
Bank initial deposit paid on behalf	3,845	-
Total amount due to related parties	$10,309	$6,464

9. REVENUE

For the period ended October 31, 2019, .the Company has revenue arise from the following:

For three month
ended October 31, 2019
Unaudited

Consultancy service provided	$15,306

$15,306

10. OTHER REVENUE

For the period ended October 31, 2019, .the Company has other revenue arise from the following:

For three month
ended October 31, 2019
Unaudited

Gain from foreign exchange arise from bank remittance transaction	$3,021

$3,021

- F20 -

PHOENIX PLUS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended October 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

11. INCOME TAXES

For the period ended October 31, 2019, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

For three month
ended October 31, 2019
Unaudited

Tax jurisdictions from:
- Local	$(110,967)
- Foreign, representing
Labuan	$(16,243)
Hong Kong	(147115)
(Loss) before income tax	$(274,325)

The provision for income taxes consisted of the following:

For three month ended
October 31, 2019
Unaudited

Current:
- Local	$-
- Foreign	-
Deferred:	-
- Local	-
- Foreign
Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Labuan and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of October 31, 2019, the operations in the United States of America incurred $110,967 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2039, if unutilized. The Company has provided for a full valuation allowance of $23,303 against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Labuan

Under the current laws of the Labuan, Phoenix Plus Corp.is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit.

Hong Kong

Phoenix Plus International Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

- F21 -

12. OPERATING LEASES

The Company has operating lease agreements for 1 office space with remaining lease terms of 11 months with an option to renew for another 12 months. The Company does not have any other leases. The Company accounts for the lease and non-lease components of its leases as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

This standard did not have a significant impact on our liquidity.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

Three month ended October 31, 2019

Lease cost
Operating lease cost (include in other operating expense in the Company’s unaudited condensed statement of operations)	$3,213

Other information
Cash paid for amounts included in the measurement of lease liabilities for the three month ended October 31,2019	$3,229
Weighted average remaining lease term – operating leases (in years)	1.5
Average discount rate – operating lease	3.1%

The supplemental balance sheet information related to leases for the period is as follows:

As of October 31, 2019

Operating lease asset
Operating lease right-of-use assets	$23,801

Operating lease liabilities
Short term operating lease liabilities	$13,352
Long term operating lease liabilities	10,449
Total	23,801

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating leases
2019 ( remaining 2 months)	$2,153
2020	$14,354
2021	7,895
Total lease payment	24,402
Less: Imputed interest/present value discount	(601)
Present value of lease liabilities	$23,801

13.	RELATED PARTY TRANSACTIONS

For the period ended October 31, 2019, the Company has following transactions with related parties:

For three month ended October 31,2019

Bank initial deposit :
- Related party A	$3,845

3,845

Related party A is the shareholder of the Company and is a private limited company 50 % controlled and owned by Mr Fong, has incurred bank initial deposit on behalf of the company.

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after October 31, 2019 up through the date of December 19, 2019, the Company issued audited consolidated financial statements in accordance with ASC Topic 855, "Subsequent Events", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

- F22 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11,167.47
Auditor Fees and Expenses	$15,000.00
Consulting Fees and Related Expenses	$22,340.00
Transfer Agent Fees	$3,500.00
TOTAL	$52,007.47

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On November 5, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for initial working capital of $10.

On March 25, 2019, the Company issued 119,900,000shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Fong Teck Kheong for additional working capital of $11,990

From March 28, 2019 to April 1, 2019, the Company issued 135,000,000 shares of restricted common stock to 5 parties, with a par value of $0.0001 per share, for total additional working capital of $13,500.

On April 1, 2019, the Company issued 15,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to AGAPE ATP Corporation, a company incorporated in Nevada, for additional working capital of $1,500.

On April 1, 2019, the Company issued 30,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to H&D Holding, a company incorporated in Malaysia, for additional working capital of $3,000. The controlling shareholders of H&D Holding Sdn. Bhd are Fong Teck Kheong and How Kok Choong, each holding an equal percentage ownership.

From April 9, 2019 to April 16, 2019, the Company issued a total of 25,100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Junsei Ryu, Lee Chong Chow and Phoenix Plus Holding Sdn Bhd, for total additional working capital of $753,000. Shares were purchased from the aforementioned parties at $0.03 per share of common stock.

From April 25, 2019 to May 10, 2019, the Company sold shares of common stock to 19 foreign individuals, all of whom reside in Malaysia. A total of 2,000,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $200,000.

From May 11, 2019 to June 18, 2019, the Company sold shares to 23 foreign parties, all of whom resides in Malaysia. A total of 2,067,500 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to $413,500.

From May 20, 2019 to July 25, 2019, the Company sold shares of common stock to 15 foreign parties, all of which do not reside in the United States. A total of 2,750,000 shares of restricted common stock were sold at a price of $0.40 per share. The total proceeds to the Company amounted to a total of $1,100,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on November 5, 2018 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Consultancy Agreement between Phoenix Plus International Limited and Rooframes Metaltech SB
10.2	Collaboration Agreement between Phoenix Plus International Limited and Abalance Corporation
23.1	Consent of Independent Accounting Firm “Total Asia Associates PLT ” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia on December 20, 2019.

PHOENIX PLUS CORP.

By: /s/ Fong Teck Kheong
Name: Fong Teck Kheong
Title: CEO, President, Secretary, Treasurer, Director Date: December 20, 2019

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Fong Teck Kheong  Signature: /s/ Fong Teck Kheong  Title: Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

Date: December 20, 2019

Name: Kong Kok King  Signature: /s/ Kong Kok King  Title: Chief Technology Officer

Date: December 20, 2019